Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BorgWarner Reports Strong First Quarter 2025 Results
Announces Exit of Charging Business
Secures New Business Across Portfolio to Support Future Growth

Auburn Hills, Michigan, May 7, 2025 – BorgWarner Inc. (NYSE: BWA) today reported first quarter results.

First Quarter Results and Business Update
•BorgWarner’s (the “Company”) organic sales were relatively flat compared with first quarter 2024, which equated to a U.S. GAAP net sales decrease of approximately 2%. This performance was despite a 3.6% decrease in the Company’s weighted light and commercial vehicle markets. The Company’s outgrowth of approximately 3.7% was primarily driven by strong light vehicle eProduct sales, which increased 47% year over year.
•The Company achieved an adjusted operating margin of 10.0% during the first quarter of 2025, which equated to a U.S. GAAP operating margin of 6.7%. The Company’s strong performance and focus on cost controls allowed it to expand its adjusted operating margin by approximately 60 basis points compared with first quarter 2024, despite a 20 basis point headwind from tariffs.
•The Company announced a number of portfolio actions that are intended to drive focus and enhance its future long-term profitable growth including:
•Exiting its Charging business during the second quarter of 2025. This action is expected to create a more focused portfolio and eliminate approximately $30 million of annualized adjusted operating losses.
•Consolidation of its North American Battery Systems business, which is expected to align the business’s cost structure to current market dynamics. This action is expected to result in annual cost savings of approximately $20 million by 2026.

New Business Awards Across Portfolio
The Company secured multiple new business awards that are expected to support its future long-term profitable growth, these include the following:
•High-volume hybrid eMotor award with a major North American OEM. The eMotor will be used on a series of hybrid full-size trucks and SUVs, as well as a performance vehicle application. This business is expected to launch in 2028.
•High-voltage coolant heater (HVCH) award in North America with a global OEM for their plug-in hybrid electric vehicles (PHEV), including mid-size pickup trucks, SUVs and minivans. This business is expected to launch in 2027.
•Four program extensions for exhaust gas recirculation (EGR) components including valves, coolers and modules with a major North American OEM used in their passenger and light commercial vehicle platforms. Production of these components is expected to continue through the end of 2029.

•Two dual-clutch transmission (DCT) awards in China, including a seven-year extension with a German OEM in China and a new award with a prominent transmission manufacturer with production expected to start the end of 2025.

First Quarter Highlights (continuing operations basis):
•U.S. GAAP net sales of $3,515 million, a decrease of approximately 2% compared with first quarter 2024.
◦Excluding the impact of foreign currencies, organic sales increased 0.1% compared with first quarter 2024.
•U.S. GAAP net earnings of $0.72 per diluted share.
◦Excluding $(0.39) of net losses per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.11 per diluted share.
•U.S. GAAP operating income of $237 million, or 6.7% of net sales.
◦ Excluding $115 million of pretax expenses related to non-comparable items, adjusted operating income was $352 million, or 10.0% of net sales.
•Net cash provided by operating activities of $82 million.
◦ Free cash flow of $(35) million.
Financial Results (continuing operations basis):
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The non-comparable items presented below are calculated after tax using the corresponding effective tax rate discrete to each item and the weighted average number of diluted shares for the periods presented. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects.

	Three Months Ended March 31,
	2025	2024
Earnings per diluted share	$0.72	$0.93

Non-comparable items:
Impairment charges	0.15	—
Restructuring expense	0.11	0.06
Costs to exit charging business	0.11	—
Merger and acquisition expense, net	0.01	0.01
Unrealized and realized loss on equity and debt securities	—	0.01
Adjustments associated with Spin-Off related balances	(0.01)	—
Tax adjustments	0.01	—
Other non-comparable items	0.01	0.02
Adjusted earnings per diluted share	$1.11	$1.03

Net sales were $3,515 million for the first quarter 2025, a decrease of approximately 2% compared with the first quarter 2024, primarily due to declining market production volumes, partially offset by strong eProduct sales growth. Net earnings for the first quarter 2025, were $157 million, or $0.72 per diluted share, compared with net earnings of $213 million, or $0.93 per diluted share for the first quarter 2024.

Adjusted net earnings per diluted share for the first quarter 2025, were $1.11, up approximately 8% from adjusted net earnings per diluted share of $1.03 for the first quarter 2024. Adjusted net earnings for the first quarter 2025, excluded net non-comparable items of $(0.39) per diluted share, while adjusted net earnings for the first quarter 2024, excluded net non-comparable items of $(0.10) per diluted share. These and other non-comparable items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings per diluted share was primarily due to the impact of higher adjusted operating income and lower share count.

Full Year 2025 Guidance Update: The Company has provided a 2025 full year guidance update. Net sales are expected to be in the range of $13.6 billion to $14.2 billion in 2025, compared with 2024 sales of approximately $14.1 billion. This is a slight increase from the Company’s previous range as a result of favorable impacts from foreign exchange and tariff customer recoveries which were mostly offset by lower industry production expectations. The Company expects its weighted light and commercial vehicle markets to be in the range of down 4% to down 2% in 2025. This is a reduction from the Company’s prior range of down 3% to down 1% primarily due to the potential impact of tariffs on global industry production. The Company’s sales guidance implies a year-over-year change in organic sales of down 2% to up 2% or estimated outgrowth above market production of approximately 200 to 400 basis points. The increase in the Company’s estimated outgrowth compared to its previous guidance of 100 to 300 basis points reflects anticipated tariff customer recoveries. Stronger foreign currencies are expected to result in an increase in sales of $250 million compared to the Company’s previous guidance.

The Company expects operating margin to be in the range of 8.1% to 8.6% in 2025. Excluding the impact of non-comparable items and the add back of intangible asset amortization expense, adjusted operating margin is expected to be in the range of 9.6% to 10.2%, which includes a 20 basis point dilutive impact from anticipated tariff customer recoveries. The change compared to the Company’s previous adjusted operating margin range of 10.0% to 10.2% is due to expected lower industry production and the dilutive impact of anticipated tariff customer recoveries on the Company’s margin profile. Net earnings are expected to be within the range of $3.44 to $3.85 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be in the range of $4.00 to $4.45 per diluted share, compared to the Company’s previous adjusted net earnings range of $4.05 to $4.40 per diluted share. Full-year operating cash flow is expected to be unchanged and in the range of $1,323 million to $1,375 million, and free cash flow is expected to be unchanged and in the range of $650 million to $750 million.

At 9:30 a.m. ET today, a brief conference call concerning first quarter 2025 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #

Forward Looking Statements: This release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact, contained or incorporated by reference in this release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, particularly as they relate to electric vehicles, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the

Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2025	2024
Net sales	$3,515	$3,595
Cost of sales	2,876	2,951
Gross profit	639	644
Gross margin	18.2%	17.9%

Selling, general and administrative expenses	315	329
Restructuring expense	31	19
Other operating expense, net	17	1
Impairment charges	39	—
Operating income	237	295

Equity in affiliates’ earnings, net of tax	(10)	(5)
Unrealized and realized loss on equity and debt securities	—	2
Interest expense, net	12	5
Other postretirement expense	3	3
Earnings from continuing operations before income taxes and noncontrolling interest	232	290

Provision for income taxes	61	62
Net earnings from continuing operations	171	228
Net loss from discontinued operations	—	(7)
Net earnings	171	221
Net earnings from continuing operations attributable to noncontrolling interest	14	15
Net earnings attributable to BorgWarner Inc.	$157	$206

Amounts attributable to BorgWarner Inc.:
Net earnings from continuing operations	$157	$213
Net loss from discontinued operations	—	(7)
Net earnings attributable to BorgWarner Inc.	$157	$206

Earnings per share from continuing operations — basic	$0.72	$0.94
Loss per share from discontinued operations — basic	—	(0.03)
Earnings per share attributable to BorgWarner Inc. — basic	$0.72	$0.91

Earnings per share from continuing operations — diluted	$0.72	$0.93
Loss per share from discontinued operations — diluted	—	(0.03)
Earnings per share attributable to BorgWarner Inc. — diluted	$0.72	$0.90

Weighted average shares outstanding:
Basic	217.2	227.7
Diluted	218.1	228.3

BorgWarner Inc.
Net Sales by Reportable Segment (Unaudited)
(in millions)
	Three Months Ended March 31,
	2025	2024
Turbos & Thermal Technologies	$1,454	$1,574
Drivetrain & Morse Systems	1,361	1,419
PowerDrive Systems	561	436
Battery & Charging Systems	150	177
Inter-segment eliminations	(11)	(11)
Net sales	$3,515	$3,595

Segment Adjusted Operating Income (Loss) (Unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Turbos & Thermal Technologies	$235	$228
Drivetrain & Morse Systems	243	253
PowerDrive Systems	(43)	(62)
Battery & Charging Systems	(22)	(15)
Segment Adjusted Operating Income	413	404
Corporate, including stock-based compensation	61	65
Impairment charges	39	—
Restructuring expense	31	19
Costs to exit charging business	26	—
Intangible asset amortization expense	17	17
Merger and acquisition expense, net	2	2
Loss on sale of businesses	1	—
Adjustments associated with Spin-Off related balances	(3)	—
Other non-comparable items	2	6
Equity in affiliates’ earnings, net of tax	(10)	(5)
Unrealized and realized loss on equity and debt securities	—	2
Interest expense, net	12	5
Other postretirement expense	3	3
Earnings from continuing operations before income taxes and noncontrolling interest	$232	$290
Provision for income taxes	61	62
Net earnings from continuing operations	171	228
Net earnings from continuing operations attributable to noncontrolling interest	14	15
Net earnings from continuing operations attributable to BorgWarner Inc.	$157	$213

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	March 31, 2025	December 31, 2024
ASSETS
Cash, cash equivalents and restricted cash	$1,707	$2,094
Receivables, net	3,144	2,843
Inventories, net	1,205	1,251
Prepayments and other current assets	323	333
Total current assets	6,379	6,521

Property, plant and equipment, net	3,552	3,575
Other non-current assets	3,899	3,897
Total assets	$13,830	$13,993

LIABILITIES AND EQUITY
Short-term debt	$59	$398
Accounts payable	2,060	2,032
Other current liabilities	1,111	1,216
Total current liabilities	3,230	3,646

Long-term debt	3,803	3,763
Other non-current liabilities	907	878
Total liabilities	7,940	8,287

Total BorgWarner Inc. stockholders’ equity	5,720	5,532
Noncontrolling interest	170	174
Total equity	5,890	5,706
Total liabilities and equity	$13,830	$13,993

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net cash provided by (used in) operating activities from continuing operations	$82	$(118)
INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures, including tooling outlays	(119)	(190)
Customer advances related to capital expenditures	2	—
Proceeds from settlement of net investment hedges, net	12	12
Proceeds from the sale of business, net	—	3
Proceeds from asset disposals and other, net	11	—
Net cash used in investing activities from continuing operations	(94)	(175)
FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Payments of notes payable	(5)	—
Repayments of debt, including current portion	(346)	(12)
Payments for purchase of treasury stock	—	(100)
Payments for stock-based compensation items	(18)	(23)
Dividends paid to BorgWarner stockholders	(24)	(25)
Dividends paid to noncontrolling stockholders	(4)	(23)
Net cash used in financing activities from continuing operations	(397)	(183)
CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	—	(10)
Net cash provided by (used in) discontinued operations	—	(10)
Effect of exchange rate changes on cash	22	(11)
Net decrease in cash, cash equivalents and restricted cash	(387)	(497)
Cash and cash equivalents at beginning of year	2,094	1,534
Cash, cash equivalents and restricted cash of continuing operations at end of period	$1,707	$1,037

Supplemental Information (Unaudited)
(in millions)
	Three Months Ended March 31,
	2025	2024
Depreciation and tooling amortization	$138	$133
Intangible asset amortization	$17	$17

Non-GAAP Financial Measures
This press release contains information about the Company’s financial results that is not presented in accordance with U.S. GAAP. Such non-GAAP financial measures are reconciled to their closest U.S. GAAP financial measures below and in the Financial Results table above. The provision of these comparable U.S. GAAP financial measures for 2025 is not intended to indicate that the Company is explicitly or implicitly providing projections on those U.S. GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors and banking institutions in their analyses of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any U.S. GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to the Company, adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, net of customer advances related to capital expenditures. The Company believes this measure is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year-over-year excluding the estimated impact of foreign exchange (FX) and net mergers, acquisitions and divestitures.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended March 31,
(in millions)	2025	2024
Net sales	$3,515	$3,595

Operating income	$237	$295
Operating margin	6.7%	8.2%

Non-comparable items:
Impairment charges	$39	$—
Restructuring expense	31	19
Costs to exit charging business	26	—
Intangible asset amortization expense	17	17
Merger and acquisition expense, net	2	2
Loss on sale of businesses	1	—
Adjustments associated with Spin-Off related balances	(3)	—
Other non-comparable items	2	6
Adjusted operating income	$352	$339
Adjusted operating margin	10.0%	9.4%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended March 31,
(in millions)	2025	2024
Net cash provided by (used in) operating activities from continuing operations	$82	$(118)
Capital expenditures, including tooling outlays	(119)	(190)
Customer advances related to capital expenditures	2	—
Free cash flow	$(35)	$(308)

First Quarter 2025 Organic Net Sales Change (Unaudited)
(in millions)	Q1 2024 Net Sales	FX	Organic Net Sales Change	Q1 2025 Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$1,574	$(44)	$(76)	$1,454	(4.8)%
Drivetrain & Morse Systems	1,419	(25)	(33)	1,361	(2.3)%
PowerDrive Systems	436	(12)	137	561	31.4%
Battery & Charging Systems	177	(4)	(23)	150	(13.0)%
Inter-segment eliminations	(11)	—	—	(11)	—%
Net sales	$3,595	$(85)	$5	$3,515	0.1%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net sales	$13,600	$14,200

Operating income	$1,098	$1,223
Operating margin	8.1%	8.6%

Non-comparable items:
Restructuring expense	$80	$90
Intangible asset amortization	65	65
Impairment charges	39	39
Costs to exit charging business	26	26
Merger and acquisition expense, net	2	2
Loss on sale of business	1	1
Adjustment associated with Spin-Off related balances	(3)	(3)
Other non-comparable items	2	2
Adjusted operating income	$1,310	$1,445
Adjusted operating margin	9.6%	10.2%

Adjusted Earnings Per Diluted Share Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
	Low	High
Earnings per Diluted Share	$3.44	$3.85

Non-comparable items:
Restructuring expense	0.28	0.32
Impairment charges	0.15	0.15
Costs to exit charging business	0.11	0.11
Merger and acquisition expense, net	0.01	0.01
Adjustment associated with Spin-Off related balances	(0.01)	(0.01)
Tax adjustments	0.01	0.01
Other non-comparable items	0.01	0.01
Adjusted Earnings per Diluted Share	$4.00	$4.45

Free Cash Flow Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,323	$1,375
Capital expenditures, including tooling outlays	(675)	(625)
Customer advances related to capital expenditures	2	—
Free cash flow	$650	$750

Full Year 2025 Organic Net Sales Change Guidance Reconciliation From Continuing Operations (Unaudited)

(in millions)	FY 2024 Net Sales	FX	Organic Net Sales Change	FY 2025 Net Sales	Organic Net Sales Change %	LV/CV Weighted Market %	Outgrowth %
Low	$14,086	$(160)	$(326)	$13,600	(2.3)%	(4.0)%	1.7%
High	$14,086	$(160)	$274	$14,200	1.9%	(2.0)%	3.9%

Full Year 2025 Estimated Year-Over-Year Change in Production (Unaudited)

	North America	Europe	China	Total
Light vehicle	(12)% to (7)%	(5)% to (3.5)%	1% to 1.5%	(3)% to (1)%
Commercial vehicle	(6)% to (5.5)%	3% to 3.5%	4% to 4.5%	3% to 3.5%
BorgWarner-Weighted	(11.5)% to (6.5)%	(3.5)% to (2)%	1.5% to 2.5%	(4)% to (2)%